Exhibit 5

Custody Service Agreement                                              CRESTAR


THIS AGREEMENT, dated this ______________ between Alamo Growth Fund, Inc. (the "Owner") and CRESTAR BANK, a Virginia banking institution (the "Bank").

In consideration of the mutual promises and agreements contained herein, the parties agree as follows:

A BANK'S OBLIGATIONS:

1. Safekeeping of Securities

	a.  The Bank shall accept the Owner's securities from time to time upon instruc tions described in Paragraph C-3 below;

	b.  The Bank shall hold, register or dispose of the Owner's securities from time to time upon instructions described in Paragraph C-3 below;

	c.  The Bank shall provide to the Owner a report of holdings and transaction notices periodically;

	d.  For the purpose of audits by agents of the Owner or the Bank or as required by regulatory authorities, the Bank shall verify the Owner's holdings as of a specified date.

2. Collection of Principal and Income

	a. The Bank shall collect and credit principal, interest and other income to the Owner's custody account with the Bank on payable date unless specified otherwise on Attachment A attached hereto;

	b. Notwithstanding the foregoing, all payments of principal or income are credited to the Owner's account subject to final collection and charge back, if subsequently dishonored;

	c. The Bank shall use its best efforts to collect securities and other property at maturity and at dates of call for payment, but assumes no responsibility for its failure to do so, except for losses resulting from its willful misconduct. The Bank shall not be obligated to insti-tute or participate in any legal proceedings related to collection of securities or property.

3. Corporate Actions

	a.  The Bank shall notify the Owner of all corporate actions of which the Bank has actual knowledge and act upon instructions described in Paragraph
     C-3 below for redemption, tender offer, warrant, subscription right, merger, consolidation, reorganization or recapitalization, or any similar corporate action affecting the securities;

	b.  For purposes of this Agreement, the Bank shall be deemed to have actual knowledge only of actions of which it receives notice from the Owner or its agent, the issuer or its agent, or as published in the sources the
     Bank, in its sole discretion, deems advisable to review from time to time.  Notwithstanding the foregoing, the Bank shall be deemed to have actual knowledge of a put only if it receives written notice of the put from the Owner or its agent no earlier than 30 days and no later than 5 days prior to the expiration of the window period;

	c.  The Bank, when providing notice of such corporate actions to the Owner, shall state the Bank's action deadline required to meet any deadlines established by the issuer of the securities, and the Bank shall have no duty to act with respect to such corporate actions unless it has full and timely actual knowledge and receives written instruction from the
	    Owner, both in time to act before the action deadline set by the Bank;

	Funds or assets resulting from any corporate action will be credited on a timely basis upon receipt by the Bank.

4. Proxy Materials

	a. The Bank shall forward, or have its agent forward, to the Owner all properly executed proxies, proxy soliciting materials and annual reports with respect to securities in the Owner's safekeeping account;

	b.  Notwithstanding the foregoing, the Bank shall have no duty to forward such materials if the Owner permits the company issuing such securities to forward such materials to the Owner;

	c.  The Bank shall have no responsibility to vote any proxies with respect to any securities in the Owner's Custody Service Account.

5. Delivery/Receipt of Securities

	a. The Bank shall receive or deliver securities, either with or without payment, upon the Owner's instructions as described in Paragraph C-3 below;

	b.  The Bank shall notify the Bank's agent to accept the receipt or delivery if the transaction so requires;

	c.  Upon theoretical settlement date, the Bank shall record the credit or debit in the Owner's Custody Service Account.  If there are insufficient funds in the Owner's Custody Service Account to settle purchases, thereby creating an overdraft, the Account will be subject to additional charges by the Bank;

The Bank shall exchange temporary certificates for definitive certificates when appropriate.

6. Signing Authority

	a.  The Bank shall execute on behalf of the Owner any declaration, affidavit, certificate of ownership or other document required with respect to coupons, registered interest, dividends or other income, and any endorsement, assignment or other instrument of transfer of securities or other document that disposes of property in the Owner's Custody Service
	    Account, in accordance with the Owner's instructions as described in
     Paragraph C-3 below;

	b.  Such execution shall include, but not be limited to, signing such documents as attorney in fact for the Owner or signing the Owner's name and guaranteeing the signature in the Bank's name;

	c. The Bank shall supply the Owner's taxpayer identification number upon request.

7. Cash Reinvestment

	a.  The Bank shall provide automatic reinvestment of daily cash balances above
    $1.00;

	b.  Such investments shall be in money market funds or short-term investments from the list of such investments maintained by the Bank and selected by the Owner;

	c.  After paying all commissions or expenses chargeable to such investments, including but not limited to the Bank's sweep fee, if applicable, the
     Bank shall collect and remit the net income therefrom as provided in
     Paragraph A-2 above.

B. OWNER'S OBLIGATIONS:

1. Purchases and Sales

	The Owner shall initiate, or have its agent initiate, all purchases, sales or transfer of securities held hereunder;

2. Instructions to Bank

	a.  The Owner shall issue, or have its agent issue, to the Bank instructinos in accordance with the Bank's delivery instructions as described in Para-
     graph C-3 below for delivery, registration or transfer of securities, or for action upon any redemption, tender offer, call, warrant, subscrip-
     tion right, merger, consolidation, reorganization, recapitalization or any similar corporate action affecting the securities;

	b. The Owner agrees to instruct the Bank regarding corporate actions, including but not limited to puts, of which the Bank does not have actual knowledge as defined in Paragraph A-3 above and of which Owner or its agent has or reasonably should have knowledge;

	c.  Any instructions requiring the Bank to act shall be delivered to the Bank no later than 11:00 a.m. on the date action is to be taken as requested by the Owner;

	d. The Owner shall indemnify and hold the Bank harmless for all losses, claims, actions and expenses resulting from failure to so inform the Bank, regardless of whether the Bank attempts to honor instructions given by the Owner after the deadline stated above.

3. Bank Compensation

	a.  The Owner shall compensate the Bank for its custody services in accordance with the Custody Services Compensation Schedule attached to this Agree-
     ment.  After this Agreement has been in effect for two years, the Bank may change the Custody Services Compensation Schedule by delivering a copy of the new schedule to Owner 60 days' prior to its effective date.

	b. If any security transaction for the Owner's Custody Service Account is negotiated through the Bank's investment or brokerage department or separate subsidiary, such department or subsidiary shall be entitled to charge the Owner an amount equal to the usual commission for such trans-action, in addition to the Bank's fee for custody services hereunder.

4. Indemnity

	The Owner shall reimburse, indemnify and hold the Bank harmless for and from any liability, loss, claim, damage or expense that may arise or to which the
 Bank may be subjected by reason	of

	(i) execution of documents referred to in Paragraph A-6 above,

	(ii) following any instructions given by the Owner as described in Paragraph
      C-3 below

	(iii)complying with any state or federal law or regulation or

	(iv) failure of the Owner to assume its or its agents' obligations hereunder.

5.  Delivery/Receipt of Securities

	a.  If desired, the Owner shall designate an investment advisor by completing
     Attachment B hereto;

	b.  The Owner shall inform any investment advisor or investment manager acting for the Owner of the duties of the parties hereto.

6. Securities' Confirmation and Communications

	a.  The Owner understands and acknowledges that federal regulations require the
     Bank to (i) provide the Owner with confirmations of security trans-
     actions at no additional cost within five business days after receipt by the Bank unless the Bank is released from this obligation by the Owner and (ii) disclose the Owner's name, address and share position to companies issuing securities held in the account unless the Owner objects in writing to such disclosure;

	b.  Until further written notice to the Bank, the Owner does not (i) request security confirmations more frequently than provided by the Bank in the
     Owner's periodic account statement, and (ii)authorize release of the
     Owner's account information to companies issuing securities in its account.

C. GENERAL PROVISIONS

1. Liability

	a.  The Bank assumes no obligation to review the securities and other property at any time held in the Owner's Custody Service Account, or to advise or recommend to the Owner the purchase, retention, sale, exchange or deposit, in reorganization or otherwise, of any securities or other property held pursuant to this Agreement;

	b.  The Bank shall not be liable or responsible for or on account of any act or omission of any broker or other agent designated by the Owner;

	c.  Notwithstanding anything herein to the contrary, the Bank shall have no liability to the Owner or any third party for special, indirect or consequential damages, including lost profits or loss of business, incurred as a result of the Bank's action or failure to act under this
	    Agreement.

2. Registration and Location of Securities

	a.  All securities held by the Bank under this Agreement may be registered and held in the name of the Bank or its agent, or the nominee name of either;

	b.  The Bank, in its discretion, is hereby authorized to maintain portions of the securities in a correspondent bank or banks;

	c. The Bank will be responsible for the safekeeping of all securities registered in nominee or bearer form and held by other banking institutions at the Bank's request;

	d.  The Bank is further authorized to use the Federal Reserve book-entry system and the facilities of a qualified central depository for all or any portion of the Owner's securities;

	e.  Notwithstanding anything herein to the contrary, at all times the Owner shall remain beneficial owner of the securities, and the securities shall be held separate and apart from the Bank's own assets.

3. Authorized Representatives

	a. The Bank may act under this Agreement, without liability, upon written instructions given by an authorized representative designated on Attachment C or any amendment thereto, or upon oral instructions received by the Bank from an individual purporting to be an authorized
	    representative of the Owner, without further confirmation of the sender's identity or authority;

	b.  The Owner assumes all risk and responsibility for any action taken by the
     Bank in good faith reliance on such instructions, including the obliga-
     tion to institute and participate in any related legal proceeding.

4. Amendment and Termination

	a.  This Agreement may be amended in writing at any time as mutually agreed upon by the parties and may be terminated upon thirty days' prior written notice by either party;

	b.  Upon termination, all assets held under this Agreement shall be delivered as the Owner designates in writing; provided all fees and expenses due the Bank shall have been paid to it, and the Owner or the Owner's agent shall hve executed a receipt for delivery of the Owner's assets.

5. Situs and Enforceability

	a.  This Agreement and its attachments constitutes the entire Agreement between the parties, shall be binding on and inure to the benefit of the successors of each party, shall be governed by Virginia law and may be executed in more than one counterpart, each of which shall be deemed to be an original;

	b.  The parties acknowledge that all corporate action necessary to enter into this Agreement has been duly taken;

	c.  No failure or delay by either party hereunder shall operate as a waiver of a right, power or privilege, nor shall any single or partial exercise of such right, power or privilege;

	The finding that any provision of this Agreement is void or unenforceable shall
 not affect the	validity or enforceability of the remaining provisions hereof.

6. Notices

	All notices shall be given by personal delivery or by first class mail, to the
 Owner's address of	record last on file with the Bank or to the Bank's last
 known address, as the case may be.

7. Additional Services

	a.  If, at any time during the term of this Agreement, a separate agreement related to the Owner's Custody Service Account is executed by the Bank and the Owner, including but not limited to a Securities Lending Agree-
     ment and an On-Line Access Agreement, such agreement shall become an attachment hereto and shall thereafter be deemed to be incorporated herein by reference;

	b.  To the extent this Agreement may contain provisions that conflict with the provisions of the incorporated agreement, the incorporated agreement shall be controlling.

8. Telephonic Recordings

	The parties agree that communications between them or their agents by telephone
 may be	electronically recorded from time to time as the Bank deems appro-
 priate and without further notice to the Owner or its agents.

9. Assignability

	This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party, except that either party may assign its rights, duties and obligations hereunder without such consent to any parent, subsidiary or affiliate corporation.

					    WITNESS the following signatures:

					    CRESTAR BANK


					    By:____________________________
						  Barbara B. Crossman
						  Title: Vice President
						  Date:



					    Alamo Growth Fund, Inc.


					    By:____________________________

						  Title____________________
						  Date:_____________________

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                                                                       CRESTAR


ATTACHMENT A

SCHEDULE OF INCOME COLLECTION

The following sets forth the responsibilities of the Bank to the Owner with respect to the collection and crediting of income accrued and paid on the Securities.

All income accrued and paid on Securities of Owner will be credited, except as noted below, to the Custody Service Account on payable date and available based on a determination of receipt of funds by the Custodian in Fed Funds (same day) or Clearinghouse Funds (next day). The following exceptions are agreed:

	a. All mortgage-backed securities credited on payable date plus one (1) day.

	b. All floating rate obligations credited on receipt date plus one (1) day.

	c. All income on private placements credited on receipt date plus one (1) day.

	d. All income on receivable backed issues credited on receipt plus one (1) day.

SCHEDULE OF PRINCIPAL COLLECTION

The following sets forth the responsibilities of the Bank to the Owner with respect to the collection and crediting of principal of called, tendered, or matured securities:

	a. Proceeds of matured and called securities will be credited on payable date.

	b. Proceeds of tendered (put) securities will be credited on receipt date plus two (2) days.

	c. Proceeds of periodic payments of mortgage-backed securities will be credited
    on	payable date plus one (1) day.
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                                                                       CRESTAR


ATTACHMENT B

INVESTMENT ADVISOR DESIGNATION

In accordance with Paragraph B-5 of the Custody Service Agreement dated _______ 19____, the Owner hereby appoints ________________________________, as the authorized Investment Advisor for the Owner's Custody Service Account. This appointment will allow representatives of the advisor to act as designated agents for the Owner until their authority is rescinded in writing.




					    Alamo Growth Fund, Inc.



					    By:__________________________
					    Title________________________

						    Date:________________


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                                                                       CRESTAR


ATTACHMENT C

AUTHORIZED REPRESENTATIVES

In accordance with Paragraph C-3 of the attached Custody Service Agreement dated _______________________, 19__, we, as individual owners, or as authorized officers of the corporate owner of securities hereby appoint the following individuals as our designated representatives and authorize each of them to give directions to Crestar Bank regarding the Owner's assets, and to receive information on our behalf:



	_______________________________________________________________________

	_______________________________________________________________________

	_______________________________________________________________________

	_______________________________________________________________________




Crestar Bank is authorized to accept directions from and provide information to any of these persons with respect to our account until we notify the Bank in writing to the contrary.



					    ALAMO GROWTH FUND, INC.


					    By:________________________

					    Title:______________________


						   Date:________________


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                                                                       CRESTAR


ATTACHMENT D

CERTIFICATE OF RESOLUTION

I, ____________________, Secretary of Alamo Growth Fund, Inc. (the Corporation), hereby certify that the following is a true copy of action taken by the Board of Directors of the Corporation [at a meeting, duly called and convened on______ ______________ or by unanimous consent in writing effective __________________]

RESOLVED, that the Corporation enter into a Custodian Agreement with Crestar Bank for the deposit and custordy of such funds and securities, in one or more accounts, as may be determined from time to time.

RESOLVED, FURTHER, that the President, Vice President, or any officer designated by the President is hereby authorized and directed to execute such documents and to take such additional action as may be appropriate to carry out the purposes of these resolutions.

And the undersigned further certifies that the foregoing resolutions remain in effect and do not contravene the charter of the by-laws of the Corporation.

WITNESS the following signature and seal this ______ day of __________________ 19_____.



_____________________________
	     Secretary